EXHIBIT 10.6

O. Lee Tawes, III

February 14, 2012

The Board of Directors
New Leaf Brands, Inc.
One Dewolf Road
Old Tappan, New Jersey 07675

Gentlemen:

I hereby submit my resignation from the Board of Directors of New Leaf Brands, effective immediately.

Sincerely,

O. Lee Tawes

OLT:ms

cc:     Neil I. Jacobs, Esq.